OGDEN CORPORATION
                             TWO PENNSYLVANIA PLAZA
                              NEW YORK, N. Y 10121


R. RICHARD ABLON
CHAIRMAN & CHIEF EXECUTIVE 0FFICER
(212) 868-6050                                                 December 20, 1996
FAX  (212) 868-5480

Mr Scott G Mackin
19 Hall Road
Chatham, New Jersey

Dear Mr. Mackin:

          This letter will confirm the agreement between you and Ogden Projects, Inc. (the "Company") that, effective as of January 1, 1997, the third sentence only of Paragraph 1. Employment/Capacity/Term; the first sentence only of Paragraph 9. Severance Payment; and Paragraph 14. Limited Covenant Not to Compete of your Employment Agreement dated as of January 1, 1994 (the "Employment Agreement") are hereby amended to read as follows:

     I. The third sentence only of Paragraph 1. Employment/Capacity/Term. of the Employment Agreement is hereby amended to read as follows, all other terms of Paragraph 1. remain unchanged and in full force and effect:

          "Such employment shall commence on January 1, 1997 and shall continue through December 31, 2001 and from year to year thereafter subject to the right of the Employee or the Company to terminate such employment as of December 31, 1997, or any subsequent December 31, by written notice given to the other party at least sixty (60) days prior to such termination date stating any intention to so terminate such employment."

     II. The first sentence only of Paragraph 9. Severance Pay. of the Employment Agreement is hereby amended to read as follows, all other terms of Paragraph 9. remain unchanged and in full force and effect:

          "9. Severance Payment. If the Company gives notice to terminate in accordance with Paragraph 1. or if the employment of the Employee is terminated at any time (i) by the Employee for Good Reason (as defined in Paragraph 10), or (ii) by the Company for any reason other than for Cause (as hereinafter defined), the Company will be obligated to pay to the Employee in cash a severance payment equal to the product of (i) and (ii); where (i) shall equal the sum of (A) the Employee's annual salary at the time of such termination, and (B) the Employee's annual incentive bonus during the twelve
               (12) month period ending with the close of the month in which such termination of employment occurs (the "Date of Termination"), but not less than the incentive bonus paid to the Employee in January 1996 for services rendered during 1995, which was Three Hundred Seventy Five Thousand and 00/100 Dollars ($375,000), divided by twelve (12); and where (ii) shall be sixty
               (60)."

          III. Paragraph 14. Employment/Capacity/Term. of the Employment Agreement is hereby amended in its entirety to read as follows:

               "14. Limited Covenant Note to Compete. If the employment of the
                    Employee is terminated (i) by the Employee pursuant to Paragraph 1. hereof or (ii) by the Company for Cause (as defined in Paragraph 9.(b) above), then in either case (y) the Employee will not, for a period of five (5) years from such termination of employment, within the territorial confines of the United States of America, directly or indirectly, own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation or control of any business in competition with the business conducted by the Company at the time of such termination, and (z) the Employee will, for a period of five (5) years from such termination refrain from carrying on a business similar to that presently carried on by the Company within the states in which the business of the Company has been carried on, so long as the Company carries on like business therein."

     All of the other terms and conditions of the Employment Agreement shall remain in full force and effect.

                                       Very truly yours,

                                       Ogden Projects, Inc.


                                       By: /s/ R. Richard Ablon
                                           ----------------------------------
                                           Chairman of the Board and Chief
                                           Executive Officer

AGREED AND ACCEPTED:


/s/ Scott G. Mackin
-----------------------------
Scott G. Mackin


Date: December 20, 1996